UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2006

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-523-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Heritage Bankshares, Inc. (the “Company”) has entered into a Limited Alternative Stock Appreciation Right Agreement with Michael S. Ives, President and Chief Executive Officer of the Company (the “LASAR Agreement”), dated August 23, 2006. Pursuant to the LASAR Agreement, the Company granted to Mr. Ives a limited alternative stock appreciation right (the “LASAR”) for the appreciation of 70,000 shares of Company common stock, exercisable only upon the change of control of the Company. The LASAR grant is effective as of July 26, 2006. The LASAR is void upon the approval by the Company’s shareholders of an amended stock option plan, which the Company anticipates will be adopted in 2006. As reported in a Current Report on Form 8-K filed on July 5, 2006, the Company committed to grant the LASAR to Mr. Ives in a June 30, 2006 amendment to his employment agreement with the Company. The LASAR Agreement is attached as Exhibit 10.12 under Item 9.01 to this Form 8-K and is incorporated by reference herein. The foregoing description is summary in nature and does not purport to be complete; please refer to the full LASAR Agreement, together with the amendment to Mr. Ives’ employment agreement referenced herein, for complete terms.

Item 8.01. OTHER EVENTS

By a press release issued on August 23, 2006, the Company announced that on August 23, 2006 its Board of Directors declared a dividend on the Company’s common stock in the amount of $0.06 per share, payable on September 18, 2006 to shareholders of record on September 5, 2006.

The information contained in the press release attached as Exhibit 99.1 under Item 9.01 to this Form 8-K is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

10.12 Limited Alternative Stock Appreciation Right Agreement of Michael S. Ives.

99.1 Press Release issued by Heritage Bankshares, Inc. on August 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: August 28, 2006

/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.12	Limited Alternative Stock Appreciation Right Agreement of Michael S. Ives

99.1	Press Release issued by Heritage Bankshares, Inc. on August 23, 2006